===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                      -------------------------------------



                                    FORM 8-K




                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)        August 5, 1998


                      -------------------------------------



                            CNA FINANCIAL CORPORATION





               (Exact Name of Registrant as Specified in Charter)

          Delaware                   1-5823                 36-6169860
(State or Other Jurisdiction       (Commission            (IRS Employer
      of Incorporation)           File Number)         Identification No.)

      CNA Plaza, Chicago, Illinois                            60685
(Address of Principal Executive Offices)                   (Zip Code)

  Registrant's telephone number, including area code     (312) 822-5000

          (Former Name or Former Address, if Changed Since Last Report)



===============================================================================

Item 5.           Other Events


   CNA Reports Second Quarter Earnings and Estimate of Reorganization Charges

              Board of Directors Approves Share Repurchase Program



CHICAGO, August 5, 1998 -- CNA Financial Corporation (NYSE: CNA) announced its earnings for the second quarter and an estimated range of charges related to reorganization activities in several of its businesses.

                Second Quarter Results and Six-Month Comparisons

Net income for the second quarter of 1998 was $210 million, or $1.12 per share, compared with $235 million, or $1.26 per share, for the same quarter in 1997. Excluding net realized investment gains and losses, net income for the second quarter of 1998 amounted to $64 million, or $0.33 per share, compared with $126 million, or $0.67 per share, for the same quarter in 1997. Net realized investment gains for the second quarter of 1998 were $146 million, or $0.79 per share, compared with $109 million, or $0.59 per share, for the comparable period in 1997. (The company does not have any dilutive instruments related to its common shares. Accordingly, basic and diluted earnings are the same.) Catastrophe losses had an unfavorable impact on earnings of $82 million after tax, or $0.44 per share, for the second quarter of 1998 as compared to an unfavorable impact of $29 million, or $0.16 per share, for the second quarter of 1997. Consolidated revenues for the second quarter of 1998 were $4.4 billion compared with $4.2 billion for the second quarter of 1997.

"CNA's results reflect continued soft market conditions, as well as higher catastrophe losses compared to last year," said CNA Chairman and Chief Executive Officer Dennis H. Chookaszian. "As a market leader in many lines of insurance, CNA is taking decisive action to increase both customer satisfaction and shareholder value as we continue to face intense price competition."

Net income for the first six months of 1998 was $443 million, or $2.37 per share, compared with $412 million, or $2.21 per share, for the first six months of 1997. Excluding net realized investment gains and losses, net income for the first six months of 1998 amounted to $181 million, or $0.96 per

                                     -more-
share, compared with $262 million, or $1.40 per share, for the first six months of 1997. Net realized investment gains were $262 million, or $1.41 per share, for the first half of 1998, compared with net realized investment gains of $150 million, or $0.81 per share, for the same period in 1997. Catastrophe losses were $98 million after tax, or $0.53 per share, for the first six months of 1998, as compared to $49 million, or $0.27 per share, for the comparable period of 1997.

Consolidated revenues for the first six months of 1998 were $8.8 billion, compared to $8.4 billion for the first six months of 1997.

                        Estimated Reorganization Charges

Separately, CNA announced current estimates of the financial implications of its initiatives to achieve world-class performance. The announcement encompasses all of its 29 strategic business units (SBUs), as well as corporate support areas. The company anticipates finalizing its plan by year-end 1998 and estimates that it will record a pre-tax charge of $100 million to $140 million for restructuring costs. Also, over the next 12 to 18 months, the company expects additional pre-tax transition costs of $200 million to $260 million related to the restructuring. The pre-tax impact on third-quarter earnings from these reorganization charges is estimated to be $175 million to $260 million.

"World-class companies continually innovate and change. CNA is committed to providing quality products and service, and being a leader in our chosen markets," said Chookaszian. "Most of our SBUs are market leaders today and are growing. Over the past three years, CNA has achieved record shareholder equity, net income, and premium revenue," Chookaszian said. "We are building an even stronger future with our customers and distribution partners from this position of strength."

Among the actions expected as part of the organizational changes are


    *     closing several facilities
    *     consolidating certain processing locations
    * reducing CNA's current workforce of approximately 24,000 employees by about 10 percent
    *     enhancing computer systems

While the company has not finalized its analysis of anticipated costs savings, it estimates that its world-class initiatives, which include the restructuring plan as well as revenue growth and operating efficiencies, will result in anticipated reductions of approximately 200 basis points in the company's expense ratio, and savings of approximately $300 million to $350 million on an annualized basis. The company expects a portion of the anticipated savings will be realized beginning in the latter part of 1998 and to achieve this reduced expense level within 18 months.

                                     -more-

"We regret the impact that job losses will have on our employees who are affected," Chookaszian said. "We are committed to treating them professionally during this transition."

CNA Financial Corp. Board Chairman Edward J. Noha said, "Over the past 20 years CNA has responded successfully to significant challenges in the insurance marketplace while maintaining an unshakable commitment to financial strength."

                        Share Repurchase Program Approved

The board of directors has today approved a plan to purchase, in open market or privately negotiated transactions, its outstanding common stock from time to time as market conditions warrant.

"The share repurchase program demonstrates our confidence in CNA's long term prospects and is consistent with our efforts to enhance shareholder value," said Chookaszian.

CNA ranks among the top 10 U.S. insurance groups with 1997 revenues of $17 billion. Headquartered in Chicago, CNA is a leading multiline insurer, serving individuals and businesses with a broad range of insurance products and insurance-related services. CNA products and services are marketed through multiple distribution channels, including independent agents, brokers, general agents and direct sales. Since 1897, CNA has built on a foundation of financial strength, stability and commitment to customers and business partners. CNA is the registered service mark and trade name of CNA Financial Corporation. Shares of CNA Financial Corporation have traded at a split-adjusted high of $53.260 and a low of $36.460 for the 52-week period ending August 4, 1998.

                            FORWARD LOOKING STATEMENT

The statements contained in this press release which are not historical facts are forward-looking statements that involve risks and uncertainties, including, but not limited to, product and policy demand and market responses, the effect of economic conditions, the impact of competitive products, policies and pricing, product and policy development, regulatory changes and conditions, rating agency policies and practices, development of claims and the effect on loss reserves, the performance of reinsurance companies under reinsurance contracts with the Company, investment portfolio developments and reaction to market conditions, the results of financing efforts, the actual closing of contemplated transactions and agreements and other risks detailed in the Company's Securities and Exchange Commission filings. No assurance can be given that the actual results of operations and financial condition will conform to the forward-looking statements contained herein.

                                      # # #

                                TABLES TO FOLLOW

NOTE: A conference call for the investment community will be held from 3:00 to 3:30 p.m. Eastern Daylight Time today. On the conference call will be Dennis Chookaszian, chairman and CEO of CNA, and W. James MacGinnitie, chief financial officer of CNA. Participants can access the call by dialing 800-754-1053. The call is available to the media, but questions will be restricted to the investment community. A taped replay of the call will be available, beginning one hour after the call ends, until 6:00 p.m. Eastern Daylight Time on Thursday, August 6, 1998, by dialing 888-893-5820.

                            CNA FINANCIAL CORPORATION

-----------------------------------------------------------------------------------------------------------
                                                               1998                     1997
                                                     ------------------------   ---------------------------
                                                        In       Earnings          In           Earnings
(In millions of dollars, except per share data)      Millions   Per Share       Millions       Per Share
-----------------------------------------------------------------------------------------------------------
THREE MONTHS ENDED JUNE 30
Revenues.......................................... $   4,430         -         $   4,243              -
Net Income Excluding Net Realized
  Investment Gains/Losses......................... $      64     $  0.33       $     126     $      0.67
Net Realized Investment Gains ....................       146        0.79             109            0.59
                                                     -------   ---------
                                                     -------                  ------------   -------------
Net Income........................................ $     210     $  1.12       $     235     $      1.26
                                                     -------   ---------      ------------   -------------

SIX MONTHS ENDED JUNE 30
Revenues.........................................  $   8,757         -         $   8,375           -
Net Income Excluding Net Realized
  Investment Gains/Losses........................  $     181     $  0.96       $     262     $      1.40
Net Realized Investment Gains ...................        262        1.41             150            0.81
                                                     -------   ---------      ----------    -------------
Net Income.......................................  $     443     $  2.37       $     412     $      2.21
                                                     -------   ---------      ----------    -------------
-----------------------------------------------------------------------------------------------------------
FINANCIAL POSITION                                      JUNE 30              DECEMBER 31
(In millions of dollars, except per share data)           1998                  1997
-----------------------------------------------------------------------------------------------------------
Stockholders' Equity.............................. $   8,787           $        8,309
Net Unrealized Appreciation
     Included in Stockholders'  Equity............       627                      589
Book Value per Common Share.......................     46.59                    44.01
Weighted Average Outstanding Shares of
     Common Stock.................................     185.4                    185.4
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
SUPPLEMENTAL FINANCIAL DATA                               SECOND QUARTER            SIX MONTHS
PERIOD ENDED ENDED JUNE 30                               1998        1997       1998      1997
(In millions of dollars)
--------------------------------------------------------------------------------------------------
NET INCOME (EXCLUDING NET REALIZED
 INVESTMENT GAINS/LOSSES):
Property and Casualty................................ $   74       $  125    $  200    $ 264
Life.................................................     20           24        38       47
                                                       ------      ------      -----    -----
  Total Insurance.....................................    94          149       238      311
Interest Expense and Other............................   (30)         (23)      (57)     (49)
                                                       ======      ======      =====    =====
                                                      $   64       $  126    $  181    $ 262
                                                       ======      ======      =====    =====
REALIZED INVESTMENT GAINS (LOSSES),
 NET OF TAX AND POLICYHOLDERS' INTEREST:
Property and Casualty...............................  $ 122        $   82    $  208    $  94
Life................................................     25            26        55       44
                                                       ------      ------      -----    -----
  Total Insurance...................................    147           108       263      138
Other...............................................     (1)            1        (1)      12
                                                       ======      ======      =====    =====
                                                      $ 146        $  109    $  262    $ 150
                                                       ======      ======      =====    =====
--------------------------------------------------------------------------------------------------

                            CNA FINANCIAL CORPORATION

                      STATEMENT OF CONSOLIDATED OPERATIONS

--------------------------------------------------------------------------------------
PERIOD ENDED JUNE 30                                  SECOND QUARTER    SIX MONTHS
                                                      1998     1997    1998     1997
(In millions of dollars, except per share data)
--------------------------------------------------------------------------------------
Revenues:
  Premiums........................................ $ 3,467  $ 3,348   $ 6,835 $  6,695
  Net investment income...........................     558      547     1,120    1,111
  Realized investment gains ......................     232      172       415      238
  Other...........................................     172      176       387      331
                                                   -------  --------   ------ --------
                                                     4,429    4,243     8,757    8,375
                                                   -------  --------   ------ --------
Benefits and expenses:
  Insurance claims and policyholders' benefits....   2,937    2,860     5,787    5,752
  Other operating expenses........................   1,208    1,041     2,355    2,053
                                                   -------  --------   ------ --------
                                                     4,145    3,901     8,142    7,805
                                                   -------  --------   ------ --------
    Income before income tax......................     284      342       615      570
Income tax expense................................      74      107       172      158
                                                   -------  -------    ------ --------
    Net income                                      $  210  $   235   $   443 $    412
======================================================================================

EARNINGS PER SHARE
Net income .......................................  $ 1.12  $  1.26   $  2.37 $   2.21
                                                     ======  =======   ======  =======

Weighted average outstanding shares of
common stock (in millions of shares)..............    185.4   185.4     185.4    185.4
======================================================================================

                            CNA FINANCIAL CORPORATION

-----------------------------------------------------------------------------------------------
SUPPLEMENTAL STATUTORY DATA - OPERATIONS                SECOND QUARTER         SIX MONTHS
PERIOD ENDED JUNE 30                                   1998       1997      1998        1997
(In millions of dollars, except ratios)
-----------------------------------------------------------------------------------------------
 PROPERTY/CASUALTY COMPANIES:
   Premiums written............................      $ 2,846    $ 2,834     $ 5,818  $   5,506
   Premiums earned.............................        2,638      2,565       5,189      5,031
   Underwriting loss...........................         (349)      (308)       (687)      (660)
   Investment income...........................          420        444         845        872

   Trade ratios:
    Loss.......................................         79.1%      78.6%      78.5%      79.0%
    Combined (before policyholder dividends)...        109.6%     107.7%     108.7%     109.1%
    Dividends to policyholders.................          1.0%       0.7%       0.9%       0.9%


LIFE COMPANIES:
    Premium income.............................          876         890     1,777      1,849

CNA INSURANCE NET PREMIUM VOLUME
--------------------------------
Property/Casualty:
   Commercial..................................      $ 2,298    $  2,502  $  4,698   $  4,657
   Personal....................................          479         478       988        936
   Involuntary Risks...........................           69        (146)      132        (87)

Life:
   Individual..................................          197         218       429        449
   Group.......................................          679         672     1,348      1,400
                                                    --------   --------- ---------  ---------
                                                     $ 3,722    $  3,724  $  7,595   $  7,355
                                                    ========   ========= =========  =========
-----------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------

SUPPLEMENTAL STATUTORY DATA - FINANCIAL POSITION         JUNE 30  DECEMBER 31
(In millions of dollars, except ratios)                    1998       1997
-------------------------------------------------------------------------------
PROPERTY/CASUALTY COMPANIES:
   Estimated statutory surplus.........................  $  7,019   $  7,123
   Estimated written to surplus ratio..................       1.5        1.4

   Claim and claim expense reserves....................  $ 24,164   $ 24,088
   Ratio of reserves to twelve months premium
     revenue...........................................       2.4        2.4


LIFE COMPANIES:
   Statutory surplus...................................  $  1,281   $  1,224
   Life insurance in force.............................   351,347    311,598

-------------------------------------------------------------------------------

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            CNA FINANCIAL CORPORATION


Date:   August 6, 1998                          By:  S\W. JAMES MACGINNITIE
        --------------                               ---------------------
                                                     W. James MacGinnitie
                                                     Senior Vice President and
                                                     Chief Financial Officer